EXHIBIT 3.6(a)

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                             COAST COMPOSITES, INC.

We, Parme G. Anthony, the President and William J. Kansky, the Secretary of Coast Composites, Inc., a corporation duly organized and existing under the laws of the State of State of California, do hereby certify:

          1. That they are the President and the Secretary, respectively, of Coast Composites, Inc., a California corporation.

          2. That an amendment to the articles of incorporation of this corporation has been approved by the Board of Directors.

          3. The amendment so approved by the Board of Directors is as follows:

          Article I of the articles of incorporation of this corporation is amended to read as follows:

          The name of this corporation is UCAR Composites Inc.

          4. That the shareholders have adopted said amendment by written consent. That the wording of said amendment as approved by written consent of the shareholders is the same as that set forth above. That said written consent was signed by the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporations Code.


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          5. That the designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or give written consent to said amendment for approval thereof are as follows:

Designation                  Number of shares           Minimum percentage
-----------                  outstanding entitled       vote required to
                             to vote or give written    approve
                             consent                    -------
                             -------


Class A
Common Stock                 800                        More than 50 percent

          6. That the number of shares of each class of which gave written consent in favor of said amendment equaled or exceeded the minimum percentage vote required of each class entitled to vote, as set forth above.




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        Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.

Executed at Irving, California on November 24, 1993.


                                            /S/ PARME G. ANTHONY
                                            ------------------------------------
                                            Parme G. Anthony, President


                                            /S/ WILLIAM J. KANSKY
                                            ------------------------------------
                                            William J. Kansky, Secretary




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